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                                                                   Exhibit 10.5


                            PAYLESS SHOESOURCE, INC.

                            1996 STOCK INCENTIVE PLAN

                             AMENDED MARCH 16, 2000





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                            1996 STOCK INCENTIVE PLAN

I.   GENERAL

     1. PURPOSE. The purpose of the Plan is to aid the Company and its Subsidiaries in attracting, retaining, and motivating management employees.

     2. DEFINITIONS. Whenever used herein, the following terms shall have the meanings set forth below:

          (a)  "Board" means the Board of Directors of the Company.

          (b)  "Code" means the Internal Revenue Code of 1986, as amended.

          (c) "Committee" means a committee designated by the Board, which shall consist of not less than two members of the Board who shall be appointed by and serve at the pleasure of the Board and who shall be "non-employee directors" within the meaning of Rule 16b-3 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended, and who shall be "outside" directors within the meaning of Section 162(m) of the Code.

          (d)  "Company" means Payless ShoeSource, Inc., a Delaware corporation.

          (e) "Disability" means a permanent and total disability which enables the Participant to be eligible for and receive a disability benefit under the Federal Social Security Act.

          (f) "Fair Market Value" means the average of the high and low prices of the Stock on the New York Stock Exchange on the date in question, or, if no sale or sales of the Stock occurred on such Exchange on that day, the average of the high and low prices of the Stock on the last preceding day when the Stock was sold on the New York Stock Exchange; with respect to a Stock Appreciation Right, the term means the average of the high and low prices of the Stock on the New York Stock Exchange on such date or dates as may be provided in the Stock Appreciation Right Agreement; provided, however, that with respect to Options granted as of the effective date of the spin-off (the "Effective Date") of the Company by The May Department Stores Company ("May") with respect to options previously granted by May which were waived by the Participant or which were not yet exercisable and therefore lapsed on the Effective Date, the "Fair Market Value" means the arithmetic average of the high and low trading prices of the Stock on the New York Stock Exchange for each of the first 30 trading days on which trading in the Stock on that exchange occurs.



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          (g)  "Incentive Stock Option" means an Option granted under the Plan which constitutes and shall be treated as an "incentive stock option" as defined in Section 422 of the Code.

          (h) "Non-Qualified Stock Option" means an Option granted under the Plan which shall not constitute or be treated as an Incentive Stock Option.

          (i)  "Non-Tandem Stock Appreciation Right" means a Right described in
Part III, Section 3.

          (j) "Option" means a right or rights to purchase shares of Stock described in Part II.

          (k) "Option Agreement" means the agreement between the Company and a Participant evidencing the grant of an Option and containing the terms and conditions, not inconsistent with the Plan, that are applicable to such Option.

          (l) "Participant" means an individual to whom an Option, Right or Performance Unit is granted or Restricted Stock Grant is made.

          (m) "Performance Restricted Stock" means Restricted Stock whose provisions include the restrictions described in Part IV, Section 3(b).

          (n) "Performance Unit" means a right, described in Part V, to receive up to 100% of the value of shares of Stock.

          (o) "Plan" means the 1996 Stock Incentive Plan of the Company, as amended from time to time.

          (p) "Related Option" means the Option in relation to which a Tandem Stock Appreciation Right is granted.

          (q)  "Restricted Stock Grant" means a grant described in Part IV.

          (r) "Retirement" means retirement as that word is defined in the Company's Profit Sharing Plan.

          (s)  "Stock" means the Common Stock of the Company.

          (t)  "Stock Appreciation Right" or "Right" means a right described in
Part III which provides for the payment of an amount in cash or Stock in accordance with such terms and conditions as are provided in the Stock Appreciation Right Agreement applicable to such Right; provided however, that in
Part III, Section 2, "Right" shall refer only to a "Tandem Stock Appreciation Right" and that in Part III, Section 3, "Right" shall refer only to a "Non-Tandem Stock Appreciation Right".



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          (u)  "Stock Appreciation Right Agreement" means the agreement between the Company and a Participant evidencing the grant of a Stock Appreciation Right and containing the terms and conditions, not inconsistent with the Plan, that are applicable to such Right.

          (v) "Subsidiary" means a subsidiary of the Company or an unincorporated organization controlled, directly or indirectly, by the Company. With respect to Incentive Stock Options, the term "Subsidiary" shall have the meaning set forth in Section 424(f) of the Code.

          (w)  "Tandem Stock Appreciation Right" means a Right described in
Part III, Section 2.

     3. ADMINISTRATION. The Plan shall be administered by the Committee. Subject to all applicable provisions of the Plan, the Committee is authorized to approve grants of Options, Rights or Performance Units or the making of Restricted Stock Grants in accordance with the Plan, to construe and interpret the Plan, to prescribe, amend, and rescind rules and regulations relating to the Plan and to make all determinations and take all actions necessary or advisable for the Plan's administration. The Committee shall act by vote or written consent of a majority of its members. Whenever the Plan authorizes or requires the Committee to take any action, make any determination or decision or form any opinion, then any such action, determination, decision or opinion by or of the Committee shall be in the absolute discretion of the Committee. Notwithstanding anything in the Plan to the contrary, with respect to any employee who is a resident outside the United States, the Committee may, in its sole discretion, amend the terms of the Plan in order to conform such terms with the requirements of local law or to meet the objectives of the Plan. The Committee may, where appropriate, establish one or more sub-Plans for this purpose.

     4.   SHARES SUBJECT TO THE PLAN.

          (a) Maximum Number of Shares. Stock issued under the Plan shall be treasury shares or previously authorized but unissued shares, subject to the following limitations:

               (i) Plan Maximum. The maximum number of shares of Stock which may be issued under the Plan is 5,200,000, of which no more than 400,000 may be issued pursuant to Restricted Stock Grants.

               (ii) Participant Maximum. The maximum number of Options and Stock Appreciation Rights which may be granted to any Participant during the term of the Plan is 500,000; provided, however, that if a Stock Appreciation Right is issued in substitution for an existing stock option or in tandem with a stock option, then the grant of such a Stock Appreciation Right shall not count


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     against the limit. The maximum number of shares of Stock which may be issued to each Participant free from restrictions pursuant to a grant of Performance Restricted Stock is 50,000 per year. The maximum number of shares of Stock which may be granted to each Participant pursuant to Performance Units is 50,000 per year.

          (b) Expired Options or Rights. If an Option or Right expires, terminates, ceases to be exercisable or is surrendered without having been exercised in full, then the shares relating to the Option or Right shall, unless the Plan has been terminated, again become available under the Plan.

          (c) Lapse of Restrictions on Restricted Stock. If any shares of Stock shall be returned to the Company pursuant to the provisions of Sections 2 or 3 of Part IV or in the instruments evidencing the making of Restricted Stock Grants, then such shares shall, unless the Plan has been terminated, again become available under the Plan.

          (d) Expired Performance Units. If a Performance Unit expires, terminates, is surrendered or otherwise ceases to exist, so that no further shares of Stock may be issued pursuant to such Performance Unit, then the shares of Stock which could have been issued but were not issued pursuant thereto shall, unless the Plan has been terminated, again become available under the Plan.

     5.   PARTICIPANTS. Participants in the Plan shall be determined as follows:

          (a) Eligibility. The individuals who are eligible to receive Options, Rights, Performance Units or Restricted Stock Grants hereunder shall be limited to management employees of the Company and its Subsidiaries (including employees who are directors and/or officers).

          (b) Determination. From time to time the Committee shall, in its sole discretion, but subject to all of the provisions of the Plan, determine which of those eligible employees shall receive Option(s), Stock Appreciation Right(s), Performance Unit(s) or Restricted Stock Grant(s) under the Plan and the size, terms, conditions and/or restrictions of the Option(s), Right(s), Performance Unit(s) or Restricted Stock Grant(s).

          (c) Differing Terms; Effect of Grant. The Committee may approve the grant of Option(s) Right(s), or Performance Unit(s) or the making of Restricted Stock Grant(s) subject to differing terms, conditions and/or restrictions to any eligible employee in any year. The Committee's decision to approve the grant of an Option, Right or Performance Unit or the making of a Restricted Stock Grant to an eligible employee in any year shall not require the Committee to approve the grant of an Option, Right or Performance Unit or the making of a Restricted Stock Grant to that employee in any other year or to any other employee in any year; nor shall the Committee's decision with respect to the size, terms, conditions and/or restrictions of any Option, Right or Performance Unit to be granted to an employee or any Restricted Stock Grant to be made


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to an employee in any year require the Committee to approve the grant of an
Option, Right or Performance Unit or the making of a Restricted Stock Grant of the same size or with the same terms, conditions and/or restrictions to that employee in any other year or to any other employee in any year. The Committee shall not be precluded from approving the grant of an Option, Right or Performance Unit or the making of a Restricted Stock Grant to any eligible employee solely because such employee may previously have been granted an Option, Right or Performance Unit or may previously have received a Restricted Stock Grant.

     6. RIGHTS WITH RESPECT TO SHARES OF STOCK. A Participant who has exercised an Option or Right (payable all or in part in Stock) or to whom a Restricted Stock Grant has been made or to whom shares of Stock have been issued pursuant to Performance Units shall have, after a certificate or certificates for the number of shares of Stock granted have been issued in his name, absolute ownership of such shares including the right to vote the same and receive dividends thereon; provided, however that rights with respect to shares issued in connection with a Restricted Stock Grant shall be subject to the terms, conditions and restrictions described in the Plan and in the instrument evidencing the making of the Restricted Stock Grant to such Participant.

     7. EMPLOYMENT. In the absence of any specific agreement to the contrary, no grant of an Option, Right or Performance Unit or making of a Restricted Stock Grant to a Participant under the Plan shall affect any right of the Company or its Subsidiaries to terminate the Participant's employment at any time.

II.  OPTIONS

     1. GENERAL. Each employee chosen to receive an Option(s) may be granted an Incentive Stock Option, a Non-Qualified Stock Option or both, subject to the following terms, conditions and restrictions. Each Option granted under the Plan shall be evidenced by an Option Agreement which shall contain such terms and conditions consistent with the Plan as the Committee shall determine; provided, however, that each Option shall satisfy the following requirements and each Incentive Stock Option shall satisfy the requirement of Part II, Section 2:

          (a) Option Price. The option price for each share purchased under any Option shall be specified in the Option Agreement and, subject to the provisions of paragraph (b) below and Part VII, Section 3, shall not be less than Fair Market Value on the date the Option is granted; provided, however, that in no event shall the option price per share be less than the par value thereof.

          (b)  Option Period.

               (i) General. The period in which an Option may be exercised shall not exceed ten years from the date the Option is granted; provided, however, that the Option may be sooner terminated in accordance with the provisions of

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     this paragraph (b). Subject to the foregoing, the Committee may provide that any Option may be exercised, in whole or in part, at such time or times as the Committee may in its discretion determine.

               (ii) Termination of Employment. If the Participant ceases to be an employee of the Company or a Subsidiary for any reason other than Retirement, Disability, or death, all of such Participant's outstanding Options shall immediately terminate.

               (iii) Retirement or Disability. If a Participant's employment is terminated by Retirement or Disability, the term of any then outstanding Option held by the Participant shall extend for a period specified by the Committee in the agreement pertaining to such Option, and the number of shares in respect of which the Option may be exercised after the Participant's Retirement or Disability shall be determined by the agreement pertaining to such Option; provided, however, that such agreement shall provide that the Committee may cancel the Participant's Option during such period if the Participant's Retirement was without the consent of the Company, or if the Participant engages during such period of Retirement or Disability in employment or activities contrary, in the opinion of the Committee, to the best interests of the Company.

     2.   INCENTIVE STOCK OPTIONS. Each Option Agreement evidencing an
Incentive Stock Option shall satisfy the requirement that to the extent that the aggregate Fair Market Value of Stock with respect to which Incentive Stock Options are exercisable for the first time by any Participant during any calendar year (under the Plan and all stock option plans of the Company and its Subsidiaries) exceeds $100,000, such Options shall be treated as Non-Qualified Stock Options. For purposes of this Section 2, aggregate Fair Market Value of Stock shall be determined as of the time the Option with respect to such Stock is granted.

     3. DEATH. If a Participant's employment is terminated by death at a time when he or she has not fully exercised any then outstanding Option, or if a Participant dies after Retirement or Disability without having fully exercised any then outstanding Option, the beneficiary designated by the Participant (or, in the absence of such designation, the executors or administrators or legatees or distributees of the Participant's estate) shall have the right to exercise such Option in whole or in part during such period following the Participant's death as is set forth in the Option Agreement. The Company shall prescribe the procedures and requirements for beneficiary designations not inconsistent with this provision and has the right to review and approve such designations.

     4. NONASSIGNABILITY. Each Option shall not be transferable (other than, upon the death of the Participant, by beneficiary designation, by last will and testament or by the laws of descent and distribution) and shall be exercisable during the Participant's lifetime only by the Participant.



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     5.   PAYMENT FOR STOCK. Full payment in cash or, if the Committee approves, in Stock, for shares purchased shall be made at the time of exercising the Option in whole or in part. No certificates for shares so purchased shall be issued until full payment therefor has been made, and a Participant shall have none of the rights of a shareowner until such certificates are issued to him or her. If the Committee approves, a Participant may elect to pay all or part of the purchase price for shares pursuant to an exercise of a Non-Qualified Stock Option by requesting the Company to reduce the number of shares otherwise issuable to the Participant upon the exercise of the Non-Qualified Stock Option by the number of shares with a Fair Market Value sufficient to pay the exercise price. In addition, if the Committee approves, the Option Agreement may provide that the Participant may elect, on terms set forth in the Option Agreement, to have the Company withhold from the shares of Stock payable to the Participant upon exercise of an Option the number of shares of Stock having a Fair Market Value equal to the amount of any required withholding taxes. In addition, if the Committee approves, a Participant may elect to pay all or part of the purchase price for shares through simultaneous sale through a broker of shares acquired on exercise, as permitted under Regulation T of the Federal Reserve Board or, at the discretion of the Committee and to the extent permitted by law, by such other methods as the Committee may from time to time prescribe.

     6. USE OF PROCEEDS. The proceeds received by the Company from the sale of Stock pursuant to the exercise of an Option may be used for general corporate purposes.

     7. RESTRICTIONS UPON EXERCISE OF OPTION. The exercise of each Option shall be subject to the condition that if at any time the Company shall determine in its discretion that the satisfaction of withholding tax or other withholding liabilities under any state or Federal law, or that the listing, registration or qualification of any shares otherwise deliverable upon such exercise upon any securities exchange or under any state or Federal law, or that the consent or approval of any regulatory body, is necessary or desirable as a condition of, or in connection with, such exercise or the delivery or purchase of shares thereunder, then in any such event such exercise shall not be effective unless such withholding, listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company.

     8. REPRICING PROHIBITED. There shall be no grant of an Option(s) to a Participant in exchange for a Participant's agreement to cancellation of a higher-priced Option(s) that was previously granted to such Participant.


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III. STOCK APPRECIATION RIGHTS

     1. GENERAL. Each employee chosen to receive a Stock Appreciation Right(s) may be granted a Tandem Stock Appreciation Right, a Non-Tandem Stock Appreciation Right or both, subject to the following terms, conditions and restrictions and subject to such additional terms, conditions and restrictions as may be determined by the Committee from time to time hereafter; provided however, that no Right shall be subject to additional terms, conditions or restrictions which are more favorable to a Participant than the terms, conditions and restrictions set forth in the Plan.

     2.  TANDEM STOCK APPRECIATION RIGHTS. Each Tandem Stock Appreciation
Right may be granted only with respect to a share(s) of Stock for which an Option(s) has been granted under the Plan, and may be awarded concurrently with the grant of such Option or at any time thereafter while the Option is outstanding. If the Committee so determines, a Tandem Stock Appreciation Right may also be granted with respect to a share(s) of Stock for which an option has been granted and is outstanding under any other plan of the Company. A Stock Appreciation Right shall be evidenced by a Stock Appreciation Right Agreement which shall contain such terms and conditions (which may include limitations as to the time when such Stock Appreciation Right becomes exercisable and when it ceases to be exercisable that are more restrictive than the limitations applicable to the Related Option(s)) not inconsistent with the Plan as the Committee shall determine; provided, however, that each Tandem Stock Appreciation Right shall satisfy the following requirements:

          (a) Termination of a Right. If the Related Option is exercised, in whole or in part, then the Right with respect to the shares of Stock purchased pursuant to such exercise (but not with respect to any unpurchased shares of Stock) shall terminate as of the date of the exercise. If an unexercised Right is otherwise exercisable on the date that the Related Option expires, and if the Fair Market Value of the shares of Stock with respect to which such Right was granted, determined as of the date of such expiration, exceeds the Option price of such shares, then, notwithstanding Section 2(b), the Right shall automatically be deemed to have been exercised as of the date of such expiration; otherwise, on the date that the Related Option expires, any outstanding Right related thereto shall be terminated as of the date of such expiration.

          (b) Exercise. Tandem Stock Appreciation Rights may be exercised (i) only at such time or times as, and to the extent that, the Related Options shall be exercisable, (ii) only upon surrender of the Related Options with respect to the shares for which the Rights are then being exercised, and
(iii) subject to the terms and conditions set forth in the Stock Appreciation Right Agreement; provided that no Tandem Stock Appreciation Right may be exercised prior to the expiration of six (6) months from the date of the grant and can only be exercised during the ten-day period beginning on the third business day following the release of the Company's quarterly or annual statement of sales and earnings.


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     3.   NON-TANDEM STOCK APPRECIATION RIGHTS. Each Non-Tandem Stock
Appreciation Right may be granted with respect to a share(s) of Stock or, if the Committee so determines, in exchange for an outstanding Option or an outstanding stock option granted under any other plan of the Company. A Non-Tandem Stock Appreciation Right shall be evidenced by a Stock Appreciation Right Agreement which shall contain such terms and conditions not inconsistent with the Plan as the Committee shall determine; provided, however, that each Non-Tandem Stock Appreciation Right shall satisfy the following requirements:

          (a) Termination of a Right. A Non-Tandem Stock Appreciation Right shall terminate as of the earlier of (i) the date of exercise of such Right, to the extent that it is exercised; or (ii) the termination date specified in the Stock Appreciation Right Agreement. If an unexercised Right is otherwise exercisable on the date that it expires, and if the Fair Market Value of the shares of Stock with respect to which such Right was granted, determined as of the date of such expiration, exceeds the exercise price of such Right (set forth in the Stock Appreciation Right Agreement), then the Right shall automatically be deemed to have been exercised as of the date of such expiration.

          (b) Exercise. Non-Tandem Stock Appreciation Rights may be exercised in accordance with the terms and conditions set forth in the Stock Appreciation Right Agreement; provided that (i) no Non-Tandem Stock Appreciation Right that is payable all or in part in Stock may be exercised prior to the expiration of six (6) months from the date of the grant; (ii) the exercise price of any Non-Tandem Stock Appreciation Right granted in exchange for an outstanding Option or for an outstanding stock option granted under any other plan of the Company shall be the same exercise price as that outstanding Option or option and (iii) the exercise price of any Non-Tandem Stock Appreciation Right not granted in exchange for an outstanding Option or for an outstanding stock option granted under any other plan of the Company shall be the Fair Market Value of the Stock on the date of the grant of the Right(s).

     4.   PAYMENT.

          (a) Amount. Upon the exercise of a Stock Appreciation Right, a Participant shall be entitled to receive the excess of the aggregate Fair Market Value of the shares of Stock with respect to which the Right is being exercised (determined as of the date of such exercise) over (i) the aggregate option price of such shares in the case of Tandem Stock Appreciation Rights; or (ii) the aggregate exercise price (set forth in the Stock Appreciation Right Agreement) in the case of Non-Tandem Stock Appreciation Rights.

          (b) Form. Any amount which becomes payable upon exercise of a Stock Appreciation Right under the Plan shall be paid entirely in cash, entirely in Stock or partly in cash and partly in Stock in accordance with such terms and conditions as are provided in the applicable Stock Appreciation Right Agreement; provided, however, that notwithstanding any provision in any Stock Appreciation Right Agreement, the


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Committee may determine in its sole and absolute judgment that any amount which may become payable upon exercise of a Right shall be paid entirely in cash.

     5.   TERMINATION OF EMPLOYMENT.

          (a) General. If a Participant ceases to be an employee of the Company or of a Subsidiary for any reason other than Retirement, Disability or death, all of such Participant's outstanding Rights shall immediately terminate.

          (b) Retirement or Disability. If a Participant's employment is terminated by Retirement or Disability, the Participant's right to exercise all or any portion of any Right after the date of such Retirement or Disability shall be determined by the provisions of the Stock Appreciation Right Agreement; provided, however, that such Agreement shall provide that the Committee may terminate the Participant's Right prior to the date on which the Right is exercised if the Participant's Retirement was without the consent of the Company, or if the Participant engages during such period of Retirement or Disability in employment or activities contrary, in the opinion of the Committee, to the best interests of the Company.

          (c) Death. If a Participant's employment is terminated by death at a time when the Participant has not fully exercised any then outstanding Rights, or if a Participant dies after Retirement or Disability without having fully exercised any then outstanding Rights, the beneficiary designated by the Participant (or, in the absence of such designation, the executors or administrators or legatees or distributees of the Participant's estate) shall have the right to exercise such Right in whole or in part during such period following the Participant's death as set forth in the Stock Appreciation Right Agreement. The Company shall prescribe the procedures and requirements for beneficiary designations not inconsistent with this provision and has the right to review and approve such designations.

     6. EXPIRATION. If the period in which a Stock Appreciation Right is exercisable expires and the Right has not been exercised, then such Right shall terminate as of the last day on which it was exercisable.

     7. NONASSIGNABILITY. Each Right shall not be transferable (other than, upon the death of the Participant, by beneficiary designation, by last will and testament or by the laws of descent and distribution) and shall be exercisable during the Participant's lifetime only by the Participant.

     8. RESTRICTIONS UPON EXERCISE OF RIGHTS. The exercise of each Right shall be subject to the condition that if at any time the Company shall determine in its discretion that the satisfaction of withholding tax or other withholding liabilities under any state or Federal law, or that the consent or approval of any regulatory body, is necessary or desirable as a condition of, or in connection with, such exercise, then, in any such event, such exercise shall not be effective unless such withholding, consent or

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approval shall have been effected or obtained free of any conditions not acceptable to the Company.

IV.  RESTRICTED STOCK GRANTS

     1. GENERAL. A Restricted Stock Grant made under the Plan shall contain the following terms, conditions and restrictions and such additional terms, conditions and restrictions as may be determined by the Committee from time to time hereafter; provided, however, that no Restricted Stock Grant shall be subject to additional terms, conditions or restrictions which are more favorable to a Participant than the terms, conditions and restrictions set forth in the Plan.

     2. RESTRICTIONS. Subject to the provisions of Part IV, Section 3, shares of Stock granted to a Participant pursuant to a Restricted Stock Grant:

          (a) shall not be sold, assigned, conveyed, transferred, pledged, hypothecated, or otherwise disposed of, and

          (b) shall be returned to the Company forthwith, and all the rights of the Participant to such shares shall immediately terminate without any payment or consideration by the Company, if the Participant's continuous employment with the Company or any Subsidiary shall terminate for any reason, except as provided in Part IV, Section 4. Such return of such Stock shall be accomplished by the Participant's delivering or causing to be delivered to the Secretary or any Assistant Secretary of the Company the certificate(s) for such shares of Stock, accompanied by such endorsement(s) and/or instrument(s) of transfer as may be required by the Secretary or any Assistant Secretary of the Company.

     3.   LAPSE OF RESTRICTIONS.

          (a) General. Subject to the provisions of Part IV, Sections 3(b) and 4 and of Part VII, Section 4, the restrictions set forth in Part IV, Section 2 shall lapse on such date or dates on or after the first anniversary and on or before the tenth anniversary of the date as of which the Restricted Stock Grant is made, as the Committee shall determine at the time of the Restricted Stock Grant.

          (b) Performance Restricted Stock. If the Committee has designated the Stock covered by a Restricted Stock Grant as Performance Restricted Stock, then the lapse of restrictions set forth in Part IV, Section 2 that would otherwise occur on a specified date shall also be subject to the following:

               (i) if the Company meets or exceeds the Target Long-Term EPS Growth Objective (after adjustment for Relative Performance Rank) for the most recently ended Long-Term Performance Period, then the restrictions that

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     would otherwise lapse on such date shall lapse as to 100% of the shares of such Performance Restricted Stock; and

               (ii) if the Company meets or exceeds the Threshold Long-Term EPS Growth Objective (after adjustment for Relative Performance Rank) but does not meet or exceed the Target Long-Term Growth Objective (after adjustment for Relative Performance Rank) for the most recently ended Long- Term Performance Period, then the restrictions on the shares of Performance Restricted Stock that would otherwise lapse on such date shall lapse as to
     (i) 50% of such shares plus (ii) 50% of such shares multiplied by a fraction (not less than zero and not greater than one), the numerator of which is the Company's actual Long-Term EPS Growth for the most recently ended Long- Term Performance Period less the Threshold Long-Term EPS Growth Objective for such period and the denominator of which is the Target Long-Term EPS Growth Objective for such period less the Threshold Long-Term EPS Growth Objective for such period, and the remaining shares of Performance Restricted Stock shall immediately forfeit to the Company; and

               (iii) if the Company does not meet or exceed the Threshold Long-Term EPS Objective (after adjustment for Relative Performance Rank) for the most recently ended Long-Term Performance Period, then 100% of the shares of such Performance Restricted Stock shall immediately forfeit to the Company.

For purposes of this Section 3(b), the terms Long-Term Performance Period, Relative Performance Rank, Target Long-Term EPS Objective and Threshold Long-Term EPS Objective shall have the same meanings as in the Company's Executive Incentive Compensation Plan for Payless Executives. No restrictions shall lapse on any Performance Restricted Stock until the Committee certifies, in writing, that the requirements set forth in this Section 3(b) have been satisfied.

          (c) Forfeiture. All shares of Stock forfeited under this Section 3 shall be returned to the Company forthwith, and all the rights of the Participant to such shares shall immediately terminate without any payment or consideration by the Company.

     4. TERMINATION OF EMPLOYMENT BY REASON OF DEATH OR DISABILITY. If a Participant who has been in the continuous employment of the Company or of a Subsidiary since the date as of which a Restricted Stock Grant was made to such Participant shall, while in such employment, die or become Disabled and such Participant's death or Disability shall occur more than one year after the date as of which the Restricted Stock Grant was made to such Participant, then the restrictions set forth in Part IV, Section 2 shall lapse as to all shares of Restricted Stock granted to such Participant pursuant to such Restricted Stock Grant on the date of such event. A Participant may file a written designation of beneficiary to receive, in the event of the Participant's death, any shares for which restrictions lapse on the date of death. The Company shall prescribe procedures and requirements for beneficiary designations not inconsistent with this provision and has the right to review and approve such designations.

     5. AGREEMENT BY EMPLOYEE REGARDING WITHHOLDING TAXES. Each Participant shall agree that, subject to the provisions of Part IV, Section 6,

          (a)  no later than the date as of which the restrictions mentioned in
Part IV, Section 2 and in the instrument evidencing the making of the Restricted Stock Grant shall lapse, such Participant will pay to the Company in cash, or, if the Committee approves, in Stock, or make other arrangements satisfactory to the Committee regarding payment of, any Federal, state or local taxes of any kind required by law to be withheld with respect to the shares of Stock subject to such Restricted Stock Grant, and

          (b) the Company and its Subsidiaries shall, to the extent permitted by law, have the right to deduct from any payment of any kind otherwise due to the Participant any Federal, state or local taxes of any kind required by law to be withheld with respect to the shares of Stock subject to such Restricted Stock Grant.

     6. ELECTION TO RECOGNIZE GROSS INCOME IN THE YEAR OF GRANT. If any Participant properly elects, within thirty (30) days of the date of grant, to include in gross income for Federal income tax purposes an amount equal to the Fair Market Value of the shares of Stock granted on the date of grant, such Participant shall pay to the Company, or make arrangements satisfactory to the Committee to pay to the Company in the year of such grant, any Federal, state or local taxes required to be withheld with respect to such shares. If such Participant shall fail to make such payments, the Company and its Subsidiaries shall, to the extent permitted by law, have the right to deduct from any payment of any kind otherwise due to the employee any Federal, state or local taxes of any kind required by law to be withheld with respect to such shares.

     7. RESTRICTIVE LEGEND; CERTIFICATES MAY BE HELD IN CUSTODY. Each certificate evidencing shares of Stock granted pursuant to a Restricted Stock Grant shall, (i) if issued to any person other than the Company for safekeeping while the restrictions apply, bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock Grant and (ii) if issued to the Company for safekeeping while the restrictions apply, be noted as restricted on the records of the transfer agent. Any attempt to dispose of such shares of Stock in contravention of such terms, conditions and restrictions shall be ineffective. The Committee may adopt rules which provide that the certificates evidencing such shares may be held in custody by a bank or other institution, or that the Company may itself hold such shares in custody, until the restrictions thereon shall have lapsed.

     8. RESTRICTIONS UPON MAKING OF RESTRICTED STOCK GRANTS. The listing upon the New York Stock Exchange or the registration or qualification under any Federal or state law of any shares of Stock to be granted pursuant to Restricted Stock Grants (whether to permit the making of Restricted Stock Grants or the resale or other disposition of any such shares of Stock by or on behalf of the employees receiving such shares) may be necessary or desirable as a condition of or in connection with such Restricted Stock Grants and if, in any such event, the Board in its sole discretion so determines, delivery of the certificates for such shares of Stock shall not be made until such listing, registration or qualification shall have been completed. In such connection, the Company agrees that it will use its best effort to effect any such listing, registration or qualification; provided, however, the Company shall not be required to use its best efforts to effect such registration under the Securities Act of 1933 other than on Form S-8, as presently in effect, or such other forms as may be in effect from time to time calling for information comparable to that presently required to be furnished under Form S-8.

         9. RESTRICTIONS UPON RESALE OF STOCK. If the shares of Stock that have been granted to a Participant pursuant to the terms of the Plan are not registered under the Securities Act of 1933, as amended, pursuant to an effective registration statement, such Participant, if the Committee shall deem it advisable, may be required to represent and agree in writing that (i) any shares of Stock acquired by such employee pursuant to the Plan will not be sold except pursuant to an effective registration statement under the Securities Act of 1933, as amended, or pursuant to an exemption from registration under said Act and (ii) such Participant is acquiring such shares of Stock for the Participant's own account and not with a view to the distribution thereof.

V.   PERFORMANCE UNITS

     1. GENERAL. The Committee may, from time to time and upon such terms and conditions as it may determine, grant Performance Units which will become payable to a Participant upon the achievement of specified performance objectives. Each grant of Performance Units shall be evidenced by a Performance Unit Agreement which shall contain such terms and conditions consistent with the Plan as the Committee shall determine; provided, however that each grant of Performance Units shall satisfy the following requirements:

          (a) Each grant shall specify the number of Performance Units to which it pertains.

          (b) The performance period with respect to each Performance Unit shall be such period of time commencing with the date of grant as shall be determined by the Committee at the time of grant.

          (c) Each grant shall specify performance objectives, if any, that are to be achieved in order for payments to be made with respect to such Performance Units.

          (d) Each grant shall specify a minimum acceptable level of achievement in respect of the specified performance objective below which no payment will be made and shall set forth a formula for determining the amount of payment to be made if performance is at or above such minimum, but short of full achievement of the performance objectives.

          (e) Each grant shall specify the time and manner of payment (whether in cash, shares of Stock or a combination thereof) of Performance Units which have been earned. If the value of a Performance Unit is paid in whole or in part with Stock, the number of shares issued with respect to such Unit or portion thereof that is paid in Stock shall be based on the Fair Market Value of the Stock on the date the Performance Unit is earned. In no event shall the total payment of a Performance Unit (whether in cash, shares of Stock or a combination thereof) exceed the amount earned based on the performance objectives established at the time of grant.

          (f) The Committee may adjust the performance objectives and the related minimum acceptable level of achievement if, in the sole judgment of the Committee, events or transactions, such as stock splits, recapitalizations, mergers, combinations, divestitures, spin-offs and the like, have occurred after the date of grant which are unrelated to the performance of the Participant and result in distortion of the performance objectives or the related minimum.

     2. PAYMENT FOR PERFORMANCE UNITS. Full and/or partial payment of Performance Units will be made only upon certification by the Committee of the attainment by the Participant of the performance objectives.

     3. TERMINATION OF EMPLOYMENT BY REASON OF DEATH, DISABILITY OR RETIREMENT. The Committee may, in its sole discretion, determine that Performance Units awarded to a Participant shall become partially or fully vested upon such Participant's termination of employment due to death, Disability or Retirement.

VI.  CANCELLATION AND RESCISSION.

     1.   COMPETITION; CONFIDENTIAL INFORMATION.

          (a) Unless an Option Agreement or a Stock Appreciation Right Agreement (any such agreement being referred to herein as an "Agreement") specifies otherwise, the Committee may

               (i)  cancel at any time any unexercised Option or Right; or

               (ii) rescind any exercise of an Option or Right;

          if the Participant is not in compliance with all other applicable provisions of the Agreement or the Plan or if, prior to any such exercise or within six months after such exercise, the Participant

               (i) engages in a Competing Business, as such term is defined in the Agreement; or

               (ii) solicits for employment, hires or offers employment to, or discloses information to or otherwise aids or assists any other person or entity other than the Company in soliciting for employment, hiring or offering employment to, any employee of the Company; or

               (iii) takes any action which is intended to harm the Company or its reputation, which the Company reasonably concludes could harm the Company or its reputation or which the Company reasonably concludes could lead to unwanted or unfavorable publicity to the Company; or

               (iv) discloses to anyone outside the Company, or uses in other than the Company's business, any "confidential information", as such term is defined in the Agreement.

          (b) Upon exercise of an Option or Right, the Participant shall certify on a form acceptable to the Committee that the Participant is in compliance with the terms and conditions of the Agreement and the Plan.

          (c) The Company shall immediately notify the Participant in writing of any cancellation of any unexercised Option or Right. Following receipt of such notice, the Participant shall have no further rights with respect to such Option or Right.

          (d) The Company shall notify the Participant in writing of any rescission of an exercise of an Option or Right within one year after the activity referred to in Part VI, Section 1(a). Within ten days after receiving such a notice from the Company, the Participant shall either (i) pay to the Company the excess of the Fair Market Value of the Stock on the date of exercise of an Option over the exercise price for the Option or the Fair Market Value of the Stock and/or cash distributed to the Participant as a result of the exercise of a Right or (ii) return the Stock received upon the exercise of an Option (in which case the Company will return the exercise price to the Participant) or return the Stock and/or cash distributed upon the exercise of a Right.

     2. AGREEMENT BY PARTICIPANT REGARDING DEDUCTION. The Participant shall agree and consent to a deduction from any amounts the Company owes to the Participant from time to time (including amounts owed as wages or other compensation, fringe benefits, or vacation pay, as well as any other amounts owed to the Participant by the Company), to the extent of the amounts the Participant owes the Company under this Article VI. Whether or not the Company elects to make any set-off in whole or in part, if the Company does not recover by means of set-off the full amount owed by the Participant, calculated as set forth in this Article VI, then the Participant agrees to pay immediately the unpaid balance to the Company.

VII. MISCELLANEOUS

     1. EFFECTIVE DATE. The Plan became effective on April 30, 1996, subject to approval by shareowners, and the Plan was approved by shareowners on April 30, 1996.

     2. DURATION OF PLAN. Unless sooner terminated, the Plan shall remain in effect until April 30, 2006. Termination of the Plan shall not affect any Options or Rights previously granted, which Options or Rights shall remain in effect until exercised, surrendered, or canceled, or until they have expired, all in accordance with their terms. Termination of the Plan shall not affect any Restricted Stock Grants previously made, or Stock previously granted pursuant to a Restricted Stock Grant; the terms, conditions and restrictions applicable to shares issued pursuant to a Restricted Stock Grant shall remain in effect until such terms, conditions and restrictions shall have lapsed all in accordance with their terms. Termination of the Plan shall not affect any grant of Performance Units previously made; the terms and conditions applicable to such Performance Units shall remain in effect until the Performance Units are earned in accordance with their terms.

     3. CHANGES IN CAPITAL STRUCTURE. In the event that there is any change in the capital structure of the Company through merger, consolidation, reorganization, recapitalization, spin-off or otherwise, or if there shall be any dividend on the Company's Stock, payable in such Stock, or if there shall be a Stock split or a combination of shares, then:

               (a) the number of shares reserved for Options (both in the aggregate and with respect to each Participant) and the number of shares subject to outstanding Options and the price per share of each such Option;

               (b) the number of shares with respect to which Rights may be exercised (both in the aggregate and with respect to each Participant); and

               (c)  the number of shares of Stock reserved for Restricted
Stock Grants under the Plan shall be proportionately adjusted by the Board as it deems equitable, in its absolute discretion, to prevent dilution or enlargement of the rights of a Participant and any shares issued pursuant to such change in capital structure shall be subject to the same terms, conditions and restrictions as the shares of Stock with respect to which newly issued shares are issued. The issuance of Stock for consideration and the issuance of Stock rights shall not be considered a change in the Company's capital structure. No adjustment provided for in this Section 3 shall require the issuance of any fractional share.

     4. CHANGE IN CONTROL. If while unexercised Options, Rights, Restricted Stock Grants or Performance Units remain outstanding under the Plan:

               (a) any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange

Act")) (a "Person") acquires beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (A) the then-outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (B) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that, for purposes of this Section 4, none of the following shall constitute a Change of Control: (i) any acquisition directly from the Company, (ii) any acquisition by the Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any affiliated company or (iv) any acquisition by any corporation pursuant to a transaction that complies with Sections 4(c)(A), 4(c)(B) and 4(c)(C) or (v) any acquisition by the Company which, by reducing the number of shares of Outstanding Company Common Stock or Outstanding Company Voting Securities, increases the proportionate number of shares of Outstanding Company Common Stock or Outstanding Company Voting Securities beneficially owned by any Person to 20% or more of the Outstanding Company Common Stock or Outstanding Company Voting Securities; provided, however, that, if such Person shall thereafter become the beneficial owner of any additional shares of Outstanding Company Common Stock or Outstanding Company Voting Securities and beneficially owns 20% or more of either the Outstanding Company Common Stock or the Outstanding Company Voting Securities, then such additional acquisition shall constitute a Change of Control; or


               (b) individuals who, as of the date hereof, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

               (c) a reorganization, merger, consolidation or sale or other disposition of all or substantially all of the assets of the Company (a "Business Combination") is consummated, in each case, unless, following such Business Combination, (A) all or substantially all of the individuals and entities that were the beneficial owners, respectively, of the Outstanding Company Common Stock and the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50%, respectively, of the then-outstanding shares of common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination, (including, without limitation, a corporation that, as a result of such transaction, owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then-outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then-outstanding voting securities of such corporation, except to the extent that such ownership existed prior to the Business Combination, and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination; or

               (d) the stockholders of the Company approve of a complete liquidation or dissolution of the Company.

then from and after the date of the first of the foregoing events to occur, (a) all Options and Rights held by active employees on such date shall be exercisable in full, whether or not otherwise exercisable; (b) the restrictions set forth in Part IV, Section 2 on all outstanding Restricted Stock Grants, including Performance Restricted Stock Grants, shall lapse; and (c) Performance Units shall be earned and become fully payable.

     5. AMENDMENT OR TERMINATION. The Board may, by resolution, amend or terminate the Plan at any time; provided, however, that

          (a) shareowner approval shall be required for (1) any changes to the Plan which would require shareowner approval under the New York Business Corporation Law, Rule 16b-3 of the Securities Exchange Act of 1934, as amended, or Section 162(m) of the Code, and (2) except as otherwise provided herein or except for changes which do not otherwise involve in the aggregate more than 5% of the total shares authorized under the Plan, any other changes to the Plan that would (a) increase the maximum number of shares that may be issued under the Plan, (b) permit participation by persons who are not employees of the Company, (c) permit regranting or repricing of previously granted stock options, or (d) waive restrictions on previously granted restricted stock awards except in the case of retirement or other termination of employment; and

          (b) the Board may not, without the written consent of the Participant, alter, impair or adversely affect any right of such Participant with respect to any Option, Right or Performance Unit previously granted, or Restricted Stock Grant grant previously made to such Participant under the Plan except as authorized herein.

Notwithstanding the foregoing, the Board may, by resolution, amend the Plan in any way that it deems necessary or appropriate in order to make income with respect to the Plan deductible for Federal income tax purposes under Section 162(m) of the Code without regard to the foregoing provisos (i) and (ii), and any such amendment shall be effective as of such date as is necessary to make such income under the Plan so deductible.

     6. UNFUNDED PLAN. The Plan shall be unfunded. Neither the Company nor the Committee shall be required to segregate any assets that may at any time be represented by Options or Rights under the Plan. Neither the Company nor the Committee shall be deemed to be a trustee of any amounts to be paid under the Plan. Any liability of the Company to any Participant with respect to a right shall be based solely upon any contractual obligations created by the Plan, a Performance Unit Agreement, a Stock Appreciation Right Agreement or an Option Agreement; no such obligation shall be deemed to be secured by any pledge or any encumbrance on any property of the Company.

     7. GOVERNING LAW. The law of the State of Kansas shall apply to all awards and interpretations under the Plan without regard to the application of such state's conflict of laws principles.